EXHIBIT 10.21

AMENDMENT NUMBER 1

TO THE

OCCIDENTAL PETROLEUM CORPORATION

SUPPLEMENTAL RETIREMENT PLAN II

WHEREAS, Occidental Petroleum Corporation (the “Company”) maintains the Occidental Petroleum Corporation Supplemental Retirement Plan II (the “SRPII”), the purpose of which is to provide eligible employees with benefits that would otherwise be provided under the Company’s qualified plans but for the limits imposed by law upon contributions to qualified plans;

WHEREAS, the SRPII is generally intended to comply with the requirements of Section 409A of the Internal Revenue Code and related regulatory guidance (“Section 409A”);

WHEREAS, certain participants who have entered into employment contracts have benefits under the SRPII;

WHEREAS, it is desirable to amend the SRPII to ensure that these benefits do not violate the requirements of Section 409A;

NOW, THEREFORE, effective as of 1st of January, 2005, the SRPII is hereby amended as follows:

ARTICLE II

DEFINITIONS

1.         Section 1.2(b) of the SRPII is amended by adding the following new paragraph at the end thereof:

Notwithstanding the foregoing or anything in the Plan to the contrary, no provision of the Plan (including, without limitation, the permitted acceleration provisions of Section 5.3(a)-(c)), or provision of an amendment to the Plan, that (A) represents a material enhancement of the benefits or rights available under the Occidental Petroleum Corporation Supplemental Retirement Plan (the “Supplemental Retirement Plan”), or (B) adds a new material benefit or right that did not exist under the Supplemental Retirement Plan shall apply with respect to the Plan benefit of any Participant listed on Exhibit A hereto.

2.         Section 5.1(b) of the SRPII is amended by adding the following new paragraph (3) at the end thereof:

(3)

No Participant listed on Exhibit B hereto shall be entitled to a distribution of benefits under this Plan prior to the payment date specified in Exhibit B, except in the event of such Participant’s death.

3.	Section 5.2(e) of the SRPII is amended by adding the following new paragraph (4) at the end thereof:
(4)

In the case of a payment to a Participant listed on Exhibit B on the payment date specified in Exhibit B, (A) the change in election must be made at least 12 months prior to such specified payment date and (B) the first payment under the changed election must result in a deferral for a period of at least 5 years from such specified payment date.

4.	The SRPII is amended by adding an Exhibit A thereto to read as follows:

EXHIBIT A

Participants with pre-October 4, 2004 Retainer Agreements

Axelson, Jr., C.J.

Doucet, M.J.

Freund, M.C.

Hull Jr., C.W.

Hurst III, J.L.

Lorraine, R.A.

Oenbring, P.R.

Vincent, P.G.

Watkins, A.A.

5.	The SRPII is amended by adding an Exhibit B thereto to read as follows:

EXHIBIT B

Participants with post-October 3, 2004 Retainer Agreements

Participant	Payment Date
Allen, J.M.	September 30, 2007
Bullock, B.J.	January 31, 2007
LaBelle, D.E.	August 31, 2008
Loving, R.P.	July 31, 2006
Schmitt, R.H.	December 31, 2007
Tayburn, J.W.	August 31, 2006

In Witness Whereof, the Company has caused this amendment to be adopted on its behalf by the unanimous action of the Pension and Retirement Plan Administrative Committee this ____ day of _______________, 2005.

Occidental Petroleum Corporation

Pension and Retirement Plan

Administrative Committee

Richard W. Hallock

Jim A. Leonard

Samuel P. Dominick

Anthony R. Leach

Robert E. Sawyer

Darin S. Moss

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